July 27, 2022	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS THIRD QUARTER
OF FISCAL 2022 RESULTS

•Domestic Private Client Group net new asset(1) growth of 9.4% over the prior 12 months and 5.4% annualized for the fiscal third quarter
•Quarterly net revenues of $2.72 billion, up 10% over the prior year’s fiscal third quarter and 2% over the preceding quarter
•Quarterly net income available to common shareholders of $299 million, or $1.38 per diluted share, and quarterly adjusted net income available to common shareholders of $348 million(2), or $1.61 per diluted share(2)
•Client assets under administration of $1.13 trillion and financial assets under management of $182.4 billion(3)
•Record net loans in the Bank segment(4) of $41.8 billion(3), which includes 8% sequential growth at Raymond James Bank and $11.8 billion of loans acquired with TriState Capital Bank(4), up 75% over June 2021 and 50% over March 2022
•Net interest income and Raymond James Bank Deposit Program (“RJBDP”) fees from third-party banks of $370 million during the quarter, up 102% over the prior year’s fiscal third quarter and 65% over the preceding quarter
•For the first 9 months of fiscal 2022, annualized return on common equity of 16.3%, annualized return on tangible common equity of 18.7%(2), and annualized adjusted return on tangible common equity of 20.1%(2)

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.72 billion and net income available to common shareholders of $299 million, or $1.38 per diluted share, for the fiscal third quarter ended June 30, 2022. Excluding $65 million of expenses related to acquisitions, quarterly adjusted net income available to common shareholders was $348 million(2), or $1.61 per diluted share(2).

Quarterly net revenues grew 10% over the prior year’s fiscal third quarter and 2% over the preceding quarter, largely driven by the benefit of higher short-term interest rates on RJBDP fees from third-party banks and net interest income, which more than offset the declines in total brokerage revenues and investment banking revenues resulting from the challenging market environment. Asset management and related administrative fees increased 13% over the prior year’s fiscal third quarter and declined 3% compared to the preceding quarter.

Quarterly net income available to common shareholders declined 3% compared to the prior year’s fiscal third quarter and 7% compared to the preceding quarter, reflecting increased business development expenses and a higher bank loan provision for credit losses. The growth of business development expenses was primarily attributable to advisor recognition events and conferences as well as increased business travel during the quarter. The higher bank loan provision for credit losses during the quarter was largely driven by the 8% sequential growth of net loans at Raymond James Bank, a weaker macroeconomic outlook, and the $26 million initial provision for credit losses on loans arising from the acquisition of TriState Capital Holdings. This initial provision reflects the purchase accounting requirement to record TriState Capital’s loans at fair value as of the closing date and establish
Please refer to the footnotes at the end of this press release for additional information.

an allowance for loan losses associated with those acquired loans in the first operating period after closing. The effective tax rate for the quarter increased to 27.5%, primarily attributable to nondeductible losses on the corporate owned life insurance portfolio.

For the first nine months of the fiscal year, record net revenues of $8.17 billion increased 16%, record earnings per diluted share of $4.99 increased 8%, and adjusted earnings per diluted share of $5.41(2) increased 5% over the first nine months of fiscal 2021. All four operating segments generated record net revenues, and the Private Client Group, Capital Markets, and Asset Management segments generated record pre-tax income during the first nine months of the fiscal year.

“Despite the challenging economic conditions during the quarter, our solid financial performance reinforces our diversified and client-focused business model. Furthermore, strong financial advisor retention and recruiting results helped us achieve attractive organic growth, with domestic Private Client Group net new asset(1) growth of 9.4% over the prior 12 months,” said Chair and CEO Paul Reilly. “We closed on our acquisitions of TriState Capital Holdings and SumRidge Partners on June 1 and July 1, respectively. I’m pleased to welcome both firms to the Raymond James family and look forward to the unique capabilities they both bring to the firm. Despite sharp equity market declines in the quarter, which are expected to negatively impact asset-based revenues in the fiscal fourth quarter, we are well positioned for the expected continued rise in short-term interest rates. Our strong balance sheet provides flexibility in this challenging and uncertain market environment.”

Segment Results

Private Client Group

•Record quarterly net revenues of $1.96 billion, up 15% over the prior year’s fiscal third quarter and 2% over the preceding quarter
•Record quarterly pre-tax income of $251 million, up 29% over the prior year’s fiscal third quarter and 18% over the preceding quarter
•Private Client Group assets under administration of $1.07 trillion, down 3% compared to June 2021 and 11% compared to March 2022
•Private Client Group assets in fee-based accounts of $606.7 billion, down 2% compared to June 2021 and 11% compared to March 2022
•Private Client Group financial advisors of 8,616(5) increased 203 over June 2021 and decreased 114 compared to March 2022, reflecting the transfer of 188 advisors during the quarter, primarily from one firm, to our Registered Investment Advisor & Custody Services (“RCS”) division where advisors are not included in the advisor count but client assets are generally retained. Adjusting for these transfers, the number of financial advisors increased 74 over the preceding quarter
•Clients’ domestic cash sweep balances of $75.8 billion, up 20% over June 2021 and down 1% compared to March 2022

Record quarterly net revenues grew 15% over the prior-year quarter principally driven by the year-over-year increases in asset management and related administrative fees, RJBDP fees, and net interest income. Sequentially, quarterly net revenues grew 2% as higher RJBDP fees and net interest income more than offset the sequential declines in asset management and related administrative fees and brokerage revenues.

“Financial advisor retention and recruiting remain strong across our multiple affiliation options,” said Reilly. “Adjusting for the transfer of 188 advisors during the quarter, primarily from one firm, to our RCS division where advisors are not included in our advisor count but assets are generally retained, the number of financial advisors increased 74 over the preceding quarter.”
Please refer to the footnotes at the end of this press release for additional information.

Capital Markets

•Quarterly net revenues of $383 million, down 14% compared to the prior year’s fiscal third quarter and 7% compared to the preceding quarter
•Quarterly pre-tax income of $61 million, down 47% compared to the prior year’s fiscal third quarter and 30% compared to the preceding quarter
•Quarterly investment banking revenues of $217 million, down 18% compared to the prior year’s fiscal third quarter and 4% compared to the preceding quarter given the challenging market environment

Quarterly net revenues declined 14% compared to the prior-year and 7% compared to the preceding quarter, largely driven by lower fixed income brokerage revenues and equity underwriting revenues.

“In the Capital Markets segment, activity continues to be negatively impacted by increased geopolitical and macroeconomic uncertainties,” said Reilly. “The M&A pipeline remains healthy, but market conditions will heavily influence the pace of closings. Following quarter-end, we completed the acquisition of SumRidge Partners, a technology-driven fixed income market maker specializing in investment-grade and high-yield corporate bonds, municipal bonds and institutional preferred securities.”

Asset Management(4)

•Quarterly net revenues of $228 million, up 1% over the prior year’s fiscal third quarter and down 3% compared to the preceding quarter
•Quarterly pre-tax income of $93 million, down 11% compared to the prior year’s fiscal third quarter and 10% compared to the preceding quarter

Financial assets under management of $182.4 billion(3) declined 5% compared to June 2021 and 6% compared to March 2022. The decrease in financial assets under management was primarily attributable to the decline in the equity markets, as the S&P 500 index declined 16% during the quarter, which more than offset net inflows and the benefit from the acquisition of Chartwell Investment Partners(4).

Bank(4)

•Record quarterly net revenues of $276 million, up 63% over the prior year’s fiscal third quarter and 40% over the preceding quarter
•Quarterly pre-tax income of $74 million, down 29% compared to the prior year’s fiscal third quarter and 11% compared to the preceding quarter, largely due to the aforementioned loan loss provision
•Record net loans of $41.8 billion(3), which includes 8% sequential growth for Raymond James Bank and $11.8 billion of loans acquired with TriState Capital Bank(4), up 75% over June 2021 and 50% over March 2022
•Bank segment net interest margin (NIM) of 2.41% for the quarter, up 49 basis points over the prior year’s fiscal third quarter and 40 basis points over the preceding quarter

The Bank segment includes Raymond James Bank and TriState Capital Bank(4), acquired on June 1, 2022. Bank segment net revenue growth was due to higher loan balances, including nearly $11.8 billion of loans acquired with TriState Capital Bank, and NIM expansion during the quarter. In addition to the acquired TriState Capital loans, Raymond James Bank generated strong, broad-based loan growth of 8% over the preceding quarter. The Bank segment’s NIM increased 40 basis points during the quarter to 2.41%, and further NIM expansion is expected from the Federal Reserve’s recent and anticipated future interest rate increases. Despite revenue growth, pre-tax income declined compared to the prior-year quarter due to a higher bank loan loss provision in the current quarter, largely driven by strong loan growth at Raymond James Bank, a weaker macroeconomic outlook, and an initial $26 million provision for credit losses on acquired loans from TriState Capital Bank, in contrast to the bank loan benefit for credit losses in the prior-year quarter. The credit quality of the loan portfolio remained strong, with criticized loans as a percent of total loans held for investment ending the quarter at 1.63%, down from 4.07% at June 2021 and 2.63% at March 2022.

Please refer to the footnotes at the end of this press release for additional information.

Other

Subsequent to the closing of TriState Capital Holdings, the firm repurchased approximately 1.14 million shares of common stock for $100 million at an average price of approximately $88 per share in June. As of July 27, 2022, approximately $900 million remained available under the Board’s approved share repurchase authorization. At the end of the quarter, the total capital ratio was 21.4%(6) and the tier 1 leverage ratio was 10.8%(6), both well above the regulatory requirements.

A conference call to discuss the results will take place tomorrow morning, Thursday, July 28, at 8:15 a.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 800-786-6705 (conference code: 22019800). An audio replay of the call will be available at the same location until October 27, 2022.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,600 financial advisors. Total client assets are $1.13 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions (including our acquisition of SumRidge Partners, LLC completed on July 1, 2022), divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “expects,” “anticipates,” and future or conditional verbs such as “will,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal Third Quarter of 2022	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Net revenues	$2,718	$2,471	$2,673	10%	2%
Pre-tax income	$415	$385	$433	8%	(4)%
Net income available to common shareholders	$299	$307	$323	(3)%	(7)%

Earnings per common share: (7) (8)
Basic	$1.41	$1.49	$1.56	(5)%	(10)%
Diluted	$1.38	$1.45	$1.52	(5)%	(9)%

Non-GAAP measures: (2)
Adjusted pre-tax income	$480	$507	$464	(5)%	3%
Adjusted net income available to common shareholders	$348	$399	$346	(13)%	1%
Adjusted earnings per common share – basic (7) (8)	$1.65	$1.94	$1.67	(15)%	(1)%
Adjusted earnings per common share – diluted (7) (8)	$1.61	$1.88	$1.62	(14)%	(1)%

	Nine months ended
$ in millions, except per share amounts	June 30, 2022	June 30, 2021	% change
Net revenues	$8,172	$7,065	16%
Pre-tax income	$1,406	$1,231	14%
Net income available to common shareholders	$1,068	$974	10%

Earnings per common share: (7) (8)
Basic	$5.12	$4.73	8%
Diluted	$4.99	$4.61	8%

Non-GAAP measures: (2)
Adjusted pre-tax income	$1,523	$1,384	10%
Adjusted net income available to common shareholders	$1,156	$1,090	6%
Adjusted earnings per common share – basic (7) (8)	$5.55	$5.29	5%
Adjusted earnings per common share – diluted (7) (8)	$5.41	$5.16	5%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2022

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Revenues:
Asset management and related administrative fees	$1,427	$1,262	$1,464	13%	(3)%
Brokerage revenues:
Securities commissions	385	415	422	(7)%	(9)%
Principal transactions	128	137	142	(7)%	(10)%
Total brokerage revenues	513	552	564	(7)%	(9)%
Account and service fees	211	161	179	31%	18%
Investment banking	223	276	235	(19)%	(5)%
Interest income	374	205	242	82%	55%
Other (9)	30	55	27	(45)%	11%
Total revenues	2,778	2,511	2,711	11%	2%
Interest expense	(60)	(40)	(38)	50%	58%
Net revenues	2,718	2,471	2,673	10%	2%
Non-interest expenses:
Compensation, commissions and benefits (10) (11)	1,834	1,661	1,852	10%	(1)%
Non-compensation expenses:
Communications and information processing	129	109	127	18%	2%
Occupancy and equipment	65	58	62	12%	5%
Business development	58	31	34	87%	71%
Investment sub-advisory fees	38	34	40	12%	(5)%
Professional fees (10)	38	30	27	27%	41%
Bank loan provision/(benefit) for credit losses (12)	56	(19)	21	NM	167%
Losses on extinguishment of debt (13)	—	98	—	(100)%	—%
Other (9) (10) (12)	85	84	77	1%	10%
Total non-compensation expenses	469	425	388	10%	21%
Total non-interest expenses	2,303	2,086	2,240	10%	3%
Pre-tax income	415	385	433	8%	(4)%
Provision for income taxes	114	78	110	46%	4%
Net income	301	307	323	(2)%	(7)%
Preferred stock dividends	2	—	—	NM	NM
Net income available to common shareholders	$299	$307	$323	(3)%	(7)%

Earnings per common share – basic (7) (8)	$1.41	$1.49	$1.56	(5)%	(10)%
Earnings per common share – diluted (7) (8)	$1.38	$1.45	$1.52	(5)%	(9)%
Weighted-average common shares outstanding – basic (7)	210.7	205.8	207.7	2%	1%
Weighted-average common and common equivalent shares outstanding – diluted (7)	215.7	211.7	213.0	2%	1%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2022

Consolidated Statements of Income (Unaudited)

	Nine months ended
in millions, except per share amounts	June 30, 2022	June 30, 2021	% change
Revenues:
Asset management and related administrative fees	$4,273	$3,502	22%
Brokerage revenues:
Securities commissions	1,232	1,239	(1)%
Principal transactions	403	432	(7)%
Total brokerage revenues	1,635	1,671	(2)%
Account and service fees	567	465	22%
Investment banking	883	779	13%
Interest income	841	608	38%
Other (9)	108	155	(30)%
Total revenues	8,307	7,180	16%
Interest expense	(135)	(115)	17%
Net revenues	8,172	7,065	16%
Non-interest expenses:
Compensation, commissions and benefits (10) (11)	5,570	4,809	16%
Non-compensation expenses:
Communications and information processing	368	315	17%
Occupancy and equipment	186	172	8%
Business development	127	75	69%
Investment sub-advisory fees	116	93	25%
Professional fees (10)	93	85	9%
Bank loan provision/(benefit) for credit losses (12)	66	(37)	NM
Losses on extinguishment of debt (13)	—	98	(100)%
Other (9) (10) (12)	240	224	7%
Total non-compensation expenses	1,196	1,025	17%
Total non-interest expenses	6,766	5,834	16%
Pre-tax income	1,406	1,231	14%
Provision for income taxes	336	257	31%
Net income	1,070	974	10%
Preferred stock dividends	2	—	NM
Net income available to common shareholders	$1,068	$974	10%

Earnings per common share – basic (7) (8)	$5.12	$4.73	8%
Earnings per common share – diluted (7) (8)	$4.99	$4.61	8%
Weighted-average common shares outstanding – basic (7)	208.1	205.8	1%
Weighted-average common and common equivalent shares outstanding – diluted (7)	213.5	210.9	1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal Third Quarter of 2022	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	June 30, 2022		June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Total assets	$86,111		$57,161	$73,101	51%	18%
Total common equity attributable to Raymond James Financial, Inc.	$9,395		$7,863	$8,602	19%	9%
Book value per share (7) (14)	$43.60		$38.28	$41.38	14%	5%
Tangible book value per share (2) (7) (14)	$35.79		$34.36	$36.46	4%	(2)%

Capital ratios:
Tier 1 leverage	10.8%	(6)	12.6%	11.1%
Tier 1 capital	20.1%	(6)	24.4%	23.9%
Common equity tier 1	20.1%	(6)	24.4%	23.9%
Total capital	21.4%	(6)	25.6%	25.0%

	Three months ended			Nine months ended
	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021
Return on common equity (15)	13.3%	15.9%	15.0%	16.3%	17.4%
Adjusted return on common equity (2) (15)	15.4%	20.5%	16.1%	17.6%	19.3%
Adjusted return on tangible common equity (2) (15)	18.1%	22.9%	18.0%	20.1%	21.4%
Pre-tax margin (16)	15.3%	15.6%	16.2%	17.2%	17.4%
Adjusted pre-tax margin (2) (16)	17.7%	20.5%	17.4%	18.6%	19.6%
Total compensation ratio (17)	67.5%	67.2%	69.3%	68.2%	68.1%
Adjusted total compensation ratio (2) (17)	66.8%	66.7%	68.8%	67.6%	67.6%
Effective tax rate	27.5%	20.3%	25.4%	23.9%	20.9%

Client asset metrics ($ in billions)	As of			% change from
	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Client assets under administration	$1,125.3	$1,165.0	$1,256.1	(3)%	(10)%
Private Client Group assets under administration	$1,068.8	$1,102.9	$1,198.3	(3)%	(11)%
Private Client Group assets in fee-based accounts	$606.7	$616.7	$678.0	(2)%	(11)%
Financial assets under management (3)	$182.4	$191.0	$193.7	(5)%	(6)%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Raymond James Bank Deposit Program (“RJBDP”): (18)
Bank segment (4) (18)	$36,646	$29,253	$33,570	25%	9%
Third-party banks	25,478	25,080	25,887	2%	(2)%
Subtotal RJBDP	62,124	54,333	59,457	14%	4%
Client Interest Program	13,717	8,610	17,013	59%	(19)%
Total clients’ domestic cash sweep balances	$75,841	$62,943	$76,470	20%	(1)%

	Three months ended			Nine months ended
	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021
Average yield on RJBDP - third-party banks (19)	0.88%	0.29%	0.32%	0.50%	0.30%

Private Client Group financial advisors	As of			% change from
	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Employees	3,615	3,423	3,601	6%	—%
Independent contractors (5)	5,001	4,990	5,129	—%	(2)%
Total advisors (5)	8,616	8,413	8,730	2%	(1)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Third Quarter of 2022	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

Consolidated Net Interest
	Three months ended
	June 30, 2022			June 30, 2021			March 31, 2022
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,548	$10	0.76%	$5,644	$3	0.20%	$5,919	$3	0.20%
Assets segregated for regulatory purposes and restricted cash	17,337	28	0.63%	9,016	3	0.16%	19,522	7	0.15%
Available-for-sale securities	9,972	37	1.47%	8,041	20	0.96%	8,869	25	1.16%
Brokerage client receivables	2,555	24	3.87%	2,363	19	3.33%	2,558	21	3.29%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial (“C&I”) loans	9,606	76	3.14%	7,936	50	2.51%	8,783	54	2.49%
Commercial real estate (“CRE”) loans	4,338	36	3.30%	2,748	18	2.59%	3,150	20	2.56%
Real estate investment trust (“REIT”) loans	1,379	11	3.20%	1,327	9	2.53%	1,324	9	2.48%
Tax-exempt loans (20)	1,329	8	3.16%	1,294	9	3.33%	1,289	9	3.18%
Residential mortgage loans	6,334	44	2.77%	5,126	34	2.70%	5,770	38	2.69%
Securities-based loans and other	9,854	78	3.09%	5,208	29	2.22%	6,753	39	2.31%
Loans held for sale	222	2	3.08%	142	1	2.92%	268	2	2.94%
Total bank loans, net	33,062	255	3.08%	23,781	150	2.54%	27,337	171	2.53%
All other interest-earning assets	2,617	20	3.19%	2,288	10	1.51%	2,192	15	2.64%
Total interest-earning assets	$71,091	$374	2.11%	$51,133	$205	1.60%	$66,397	$242	1.48%
Interest-bearing liabilities:
Bank deposits:
Savings and money market accounts	$36,875	$11	0.12%	$28,744	$—	0.01%	$32,886	$1	0.01%
Interest-bearing checking accounts	2,126	6	1.15%	164	1	1.83%	211	1	1.10%
Certificates of deposit	842	3	1.58%	883	4	1.91%	733	3	1.83%
Total bank deposits	39,843	20	0.21%	29,791	5	0.08%	33,830	5	0.06%
Brokerage client payables	16,892	3	0.08%	10,486	1	0.03%	21,405	—	0.01%
Other borrowings	1,045	6	2.06%	860	4	2.19%	856	4	2.15%
Senior notes payable	2,037	23	4.44%	2,211	25	4.49%	2,037	23	4.44%
All other interest-bearing liabilities	1,025	8	2.39%	602	5	1.12%	707	6	1.93%
Total interest-bearing liabilities	$60,842	$60	0.40%	$43,950	$40	0.34%	$58,835	$38	0.26%
Net interest income		$314			$165			$204

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Third Quarter of 2022	(Unaudited)

Consolidated Net Interest
	Nine months ended
	June 30, 2022			June 30, 2021
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,819	$16	0.37%	$5,548	$9	0.22%
Assets segregated for regulatory purposes and restricted cash	15,879	39	0.32%	8,307	11	0.18%
Available-for-sale securities	9,116	84	1.23%	7,837	64	1.08%
Brokerage client receivables	2,533	66	3.50%	2,222	56	3.38%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
C&I loans	8,989	185	2.72%	7,670	149	2.57%
CRE loans	3,476	76	2.90%	2,665	52	2.57%
REIT loans	1,278	27	2.76%	1,290	25	2.49%
Tax-exempt loans (20)	1,305	25	3.18%	1,253	25	3.34%
Residential mortgage loans	5,850	119	2.72%	5,044	103	2.73%
Securities-based loans and other	7,630	152	2.62%	4,709	80	2.24%
Loans held for sale	243	6	2.98%	153	3	2.54%
Total bank loans, net	28,771	590	2.74%	22,784	437	2.57%
All other interest-earning assets	2,472	46	2.52%	2,264	31	1.79%
Total interest-earning assets	$64,590	$841	1.74%	$48,962	$608	1.66%
Interest-bearing liabilities:
Bank deposits:
Savings and money market accounts	$33,807	$13	0.05%	$27,573	$2	0.01%
Interest-bearing checking accounts	833	8	1.21%	159	2	1.88%
Certificates of deposit	806	10	1.76%	911	13	1.90%
Total bank deposits	35,446	31	0.12%	28,643	17	0.08%
Brokerage client payables	16,741	4	0.03%	9,765	3	0.03%
Other borrowings	919	15	2.13%	863	14	2.20%
Senior notes payable	2,037	69	4.44%	2,115	73	4.62%
All other interest-bearing liabilities	787	16	2.08%	591	8	1.05%
Total interest-bearing liabilities	$55,930	$135	0.32%	$41,977	$115	0.36%
Net interest income		$706			$493
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2022	(Unaudited)

	Three months ended			% change from
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Net revenues:
Private Client Group	$1,958	$1,696	$1,922	15%	2%
Capital Markets	383	446	413	(14)%	(7)%
Asset Management (4)	228	225	234	1%	(3)%
Bank (4)	276	169	197	63%	40%
Other (21)	(21)	2	(18)	NM	(17)%
Intersegment eliminations	(106)	(67)	(75)	(58)%	(41)%
Total net revenues	$2,718	$2,471	$2,673	10%	2%

Pre-tax income/(loss):
Private Client Group	$251	$195	$213	29%	18%
Capital Markets	61	115	87	(47)%	(30)%
Asset Management (4)	93	105	103	(11)%	(10)%
Bank (4)	74	104	83	(29)%	(11)%
Other (21)	(64)	(134)	(53)	52%	(21)%
Pre-tax income	$415	$385	$433	8%	(4)%

	Nine months ended
$ in millions	June 30, 2022	June 30, 2021	% change
Net revenues:
Private Client Group	$5,719	$4,810	19%
Capital Markets	1,410	1,331	6%
Asset Management (4)	698	629	11%
Bank (4)	656	496	32%
Other (21)	(54)	(6)	(800)%
Intersegment eliminations	(257)	(195)	(32)%
Total net revenues	$8,172	$7,065	16%

Pre-tax income/(loss):
Private Client Group	$659	$527	25%
Capital Markets	349	349	—%
Asset Management (4)	303	275	10%
Bank (4)	259	286	(9)%
Other (21)	(164)	(206)	20%
Pre-tax income	$1,406	$1,231	14%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2022	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Revenues:
Asset management and related administrative fees	$1,214	$1,050	$1,245	16%	(2)%
Brokerage revenues:
Mutual and other fund products	149	167	166	(11)%	(10)%
Insurance and annuity products	109	113	110	(4)%	(1)%
Equities, ETFs and fixed income products	115	110	121	5%	(5)%
Total brokerage revenues	373	390	397	(4)%	(6)%
Account and service fees:
Mutual fund and annuity service fees	102	105	109	(3)%	(6)%
RJBDP fees: (18)
Bank segment (18)	79	47	49	68%	61%
Third-party banks	56	18	20	211%	180%
Client account and other fees	59	39	53	51%	11%
Total account and service fees	296	209	231	42%	28%
Investment banking	6	11	9	(45)%	(33)%
Interest income	68	31	37	119%	84%
All other	11	7	6	57%	83%
Total revenues	1,968	1,698	1,925	16%	2%
Interest expense	(10)	(2)	(3)	400%	233%
Net revenues	1,958	1,696	1,922	15%	2%
Non-interest expenses:
Financial advisor compensation and benefits	1,187	1,082	1,231	10%	(4)%
Administrative compensation and benefits	306	251	289	22%	6%
Total compensation, commissions and benefits	1,493	1,333	1,520	12%	(2)%
Non-compensation expenses	214	168	189	27%	13%
Total non-interest expenses	1,707	1,501	1,709	14%	—%
Pre-tax income	$251	$195	$213	29%	18%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2022	(Unaudited)

Private Client Group

	Nine months ended
$ in millions	June 30, 2022	June 30, 2021	% change
Revenues:
Asset management and related administrative fees	$3,621	$2,914	24%
Brokerage revenues:
Mutual and other fund products	486	498	(2)%
Insurance and annuity products	330	320	3%
Equities, ETFs and fixed income products	351	338	4%
Total brokerage revenues	1,167	1,156	1%
Account and service fees:
Mutual fund and annuity service fees	325	298	9%
RJBDP fees: (18)
Bank segment (18)	178	134	33%
Third-party banks	93	58	60%
Client account and other fees	161	113	42%
Total account and service fees	757	603	26%
Investment banking	28	33	(15)%
Interest income	138	91	52%
All other	24	20	20%
Total revenues	5,735	4,817	19%
Interest expense	(16)	(7)	129%
Net revenues	5,719	4,810	19%
Non-interest expenses:
Financial advisor compensation and benefits	3,605	3,053	18%
Administrative compensation and benefits	878	760	16%
Total compensation, commissions and benefits	4,483	3,813	18%
Non-compensation expenses	577	470	23%
Total non-interest expenses	5,060	4,283	18%
Pre-tax income	$659	$527	25%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2022	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Revenues:
Brokerage revenues:
Fixed income	$107	$124	$125	(14)%	(14)%
Equity	32	36	41	(11)%	(22)%
Total brokerage revenues	139	160	166	(13)%	(16)%
Investment banking:
Merger & acquisition and advisory	147	153	139	(4)%	6%
Equity underwriting	36	69	52	(48)%	(31)%
Debt underwriting	34	43	35	(21)%	(3)%
Total investment banking	217	265	226	(18)%	(4)%
Interest income	6	4	5	50%	20%
Tax credit fund revenues	21	17	15	24%	40%
All other	3	3	4	—%	(25)%
Total revenues	386	449	416	(14)%	(7)%
Interest expense	(3)	(3)	(3)	—%	—%
Net revenues	383	446	413	(14)%	(7)%
Non-interest expenses:
Compensation, commissions and benefits	243	256	253	(5)%	(4)%
Non-compensation expenses	79	75	73	5%	8%
Total non-interest expenses	322	331	326	(3)%	(1)%
Pre-tax income	$61	$115	$87	(47)%	(30)%

	Nine months ended
$ in millions	June 30, 2022	June 30, 2021	% change
Revenues:
Brokerage revenues:
Fixed income	$352	$397	(11)%
Equity	112	112	—%
Total brokerage revenues	464	509	(9)%
Investment banking:
Merger & acquisition and advisory	557	424	31%
Equity underwriting	185	196	(6)%
Debt underwriting	113	126	(10)%
Total investment banking	855	746	15%
Interest income	16	12	33%
Tax credit fund revenues	71	57	25%
All other	12	14	(14)%
Total revenues	1,418	1,338	6%
Interest expense	(8)	(7)	14%
Net revenues	1,410	1,331	6%
Non-interest expenses:
Compensation, commissions and benefits	827	767	8%
Non-compensation expenses	234	215	9%
Total non-interest expenses	1,061	982	8%
Pre-tax income	$349	$349	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2022	(Unaudited)

Asset Management (4)

	Three months ended			% change from
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Revenues:
Asset management and related administrative fees:
Managed programs	$145	$148	$149	(2)%	(3)%
Administration and other	75	70	77	7%	(3)%
Total asset management and related administrative fees	220	218	226	1%	(3)%
Account and service fees	5	4	6	25%	(17)%
All other	3	3	2	—%	50%
Net revenues	228	225	234	1%	(3)%
Non-interest expenses:
Compensation, commissions and benefits	49	43	47	14%	4%
Non-compensation expenses	86	77	84	12%	2%
Total non-interest expenses	135	120	131	13%	3%
Pre-tax income	$93	$105	$103	(11)%	(10)%

	Nine months ended
$ in millions	June 30, 2022	June 30, 2021	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$445	$414	7%
Administration and other	228	193	18%
Total asset management and related administrative fees	673	607	11%
Account and service fees	17	13	31%
All other	8	9	(11)%
Net revenues	698	629	11%
Non-interest expenses:
Compensation, commissions and benefits	142	138	3%
Non-compensation expenses	253	216	17%
Total non-interest expenses	395	354	12%
Pre-tax income	$303	$275	10%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2022	(Unaudited)

Bank (4)

	Three months ended			% change from
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Revenues:
Interest income	$296	$172	$199	72%	49%
Interest expense	(26)	(11)	(10)	136%	160%
Net interest income	270	161	189	68%	43%
All other	6	8	8	(25)%	(25)%
Net revenues	276	169	197	63%	40%
Non-interest expenses:
Compensation and benefits	21	13	14	62%	50%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses	56	(19)	21	NM	167%
RJBDP fees to Private Client Group (18)	79	47	49	68%	61%
All other	46	24	30	92%	53%
Total non-compensation expenses	181	52	100	248%	81%
Total non-interest expenses	202	65	114	211%	77%
Pre-tax income	$74	$104	$83	(29)%	(11)%

	Nine months ended
$ in millions	June 30, 2022	June 30, 2021	% change
Revenues:
Interest income	$682	$505	35%
Interest expense	(46)	(32)	44%
Net interest income	636	473	34%
All other	20	23	(13)%
Net revenues	656	496	32%
Non-interest expenses:
Compensation and benefits	48	38	26%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses	66	(37)	NM
RJBDP fees to Private Client Group (18)	178	134	33%
All other	105	75	40%
Total non-compensation expenses	349	172	103%
Total non-interest expenses	397	210	89%
Pre-tax income	$259	$286	(9)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2022	(Unaudited)

Other (21)

	Three months ended			% change from
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Revenues:
Interest income	$6	$—	$3	NM	100%
Net gains/(losses) on private equity investments (9)	(3)	24	(2)	NM	(50)%
All other	—	4	5	(100)%	(100)%
Total revenues	3	28	6	(89)%	(50)%
Interest expense	(24)	(26)	(24)	(8)%	—%
Net revenues	(21)	2	(18)	NM	(17)%
Non-interest expenses:
Compensation and all other (9)	43	38	35	13%	23%
Losses on extinguishment of debt (13)	—	98	—	(100)%	—%
Total non-interest expenses	43	136	35	(68)%	23%
Pre-tax loss	$(64)	$(134)	$(53)	52%	(21)%

	Nine months ended
$ in millions	June 30, 2022	June 30, 2021	% change
Revenues:
Interest income	$10	$6	67%
Net gains on private equity investments (9)	—	56	(100)%
All other	7	7	—%
Total revenues	17	69	(75)%
Interest expense	(71)	(75)	(5)%
Net revenues	(54)	(6)	(800)%
Non-interest expenses:
Compensation and all other (9)	110	102	8%
Losses on extinguishment of debt (13)	—	98	(100)%
Total non-interest expenses	110	200	(45)%
Pre-tax loss	$(164)	$(206)	20%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Bank Segment Selected Key Metrics
Fiscal Third Quarter of 2022	(Unaudited)

Bank Segment (4)

Our Bank segment includes Raymond James Bank and TriState Capital Bank.

	As of			% change from
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022
Total assets (3)	$55,562	$34,363	$38,167	62%	46%
Bank loans, net: (3)
Raymond James Bank	$30,053	$23,896	$27,883	26%	8%
TriState Capital Bank	11,790	—	—	NM	NM
Total bank loans, net (3)	$41,843	$23,896	$27,883	75%	50%
Bank loan allowance for credit losses	$377	$322	$328	17%	15%
Bank loan allowance for credit losses as a % of loans held for investment	0.90%	1.34%	1.17%
Total nonperforming assets (3)	$92	$43	$104	114%	(12)%
Nonperforming assets as a % of total assets	0.17%	0.13%	0.27%
Total criticized loans (3)	$687	$980	$735	(30)%	(7)%
Criticized loans as a % of loans held for investment	1.63%	4.07%	2.63%

	Three months ended			% change from		Nine months ended
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021	% change
Bank loan provision/(benefit) for credit losses (12)	$56	$(19)	$21	NM	167%	$66	$(37)	NM
Net charge-offs	$10	$4	$1	NM	NM	$12	$6	100%
Net interest margin (net yield on interest-earning assets)	2.41%	1.92%	2.01%			2.14%	1.96%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2022	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provides useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. Certain of our non-GAAP financial measures have been adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of our core operating results, such as those related to amortization of identifiable intangible assets arising from acquisitions and acquisition-related retention. Prior periods have been conformed to the current period presentation. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended			Nine months ended
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021
Net income available to common shareholders	$299	$307	$323	$1,068	$974
Non-GAAP adjustments:
Expenses directly related to acquisitions included in the following financial statement line items:
Compensation, commissions and benefits:
Acquisition-related retention (11)	16	13	14	41	35
Other acquisition-related compensation (10)	2	—	—	2	—
Total “Compensation, commissions and benefits” expense	18	13	14	43	35
Professional fees (10)	4	4	5	11	5
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans (12)	26	—	—	26	—
Other:
Amortization of identifiable intangible assets (22)	8	7	6	22	14
Initial provision for credit losses on acquired lending commitments (12)	5	—	—	5	—
All other acquisition-related expenses (10)	4	—	6	10	1
Total “Other” expense	17	7	12	37	15
Total expenses related to acquisitions	65	24	31	117	55
Losses on extinguishment of debt (13)	—	98	—	—	98
Pre-tax impact of non-GAAP adjustments	65	122	31	117	153
Tax effect of non-GAAP adjustments	(16)	(30)	(8)	(29)	(37)
Total non-GAAP adjustments, net of tax	49	92	23	88	116
Adjusted net income available to common shareholders (2)	$348	$399	$346	$1,156	$1,090

Pre-tax income	$415	$385	$433	$1,406	$1,231
Pre-tax impact of non-GAAP adjustments (as detailed above)	65	122	31	117	153
Adjusted pre-tax income (2)	$480	$507	$464	$1,523	$1,384

Compensation, commissions and benefits expense	$1,834	$1,661	$1,852	$5,570	$4,809
Less: Total compensation-related acquisition expenses (as detailed above)	18	13	14	43	35
Adjusted “Compensation, commissions and benefits” expense (2)	$1,816	$1,648	$1,838	$5,527	$4,774

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2022	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Nine months ended
	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021
Pre-tax margin (16)	15.3%	15.6%	16.2%	17.2%	17.4%
Impact of non-GAAP adjustments on pre-tax margin:
Compensation, commissions and benefits:
Acquisition-related retention (11)	0.6%	0.5%	0.5%	0.5%	0.5%
Other acquisition-related compensation (10)	0.1%	—%	—%	0.1%	—%
Total “Compensation, commissions and benefits” expense	0.7%	0.5%	0.5%	0.6%	0.5%
Professional fees (10)	0.1%	0.2%	0.2%	0.1%	0.1%
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans (12)	1.0%	—%	—%	0.3%	—%
Other:
Amortization of identifiable intangible assets (22)	0.3%	0.3%	0.2%	0.2%	0.2%
Initial provision for credit losses on acquired lending commitments (12)	0.2%	—%	—%	0.1%	—%
All other acquisition-related expenses (10)	0.1%	—%	0.3%	0.1%	—%
Total “Other” expense	0.6%	0.3%	0.5%	0.4%	0.2%
Total expenses related to acquisitions	2.4%	1.0%	1.2%	1.4%	0.8%
Losses on extinguishment of debt (13)	—%	3.9%	—%	—%	1.4%
Total non-GAAP adjustments	2.4%	4.9%	1.2%	1.4%	2.2%
Adjusted pre-tax margin (2) (16)	17.7%	20.5%	17.4%	18.6%	19.6%

Total compensation ratio (17)	67.5%	67.2%	69.3%	68.2%	68.1%
Less the impact of non-GAAP adjustments on compensation ratio:
Acquisition-related retention (11)	0.6%	0.5%	0.5%	0.5%	0.5%
Other acquisition-related compensation (10)	0.1%	—%	—%	0.1%	—%
Total “Compensation, commissions and benefits” expenses related to acquisitions	0.7%	0.5%	0.5%	0.6%	0.5%
Adjusted total compensation ratio (2) (17)	66.8%	66.7%	68.8%	67.6%	67.6%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2022	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Nine months ended
Earnings per common share (7) (8)	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021
Basic	$1.41	$1.49	$1.56	$5.12	$4.73
Impact of non-GAAP adjustments on basic earnings per common share:
Compensation, commissions and benefits:
Acquisition-related retention (11)	0.08	0.06	0.07	0.20	0.17
Other acquisition-related compensation (10)	0.01	—	—	0.01	—
Total “Compensation, commissions and benefits” expense	0.09	0.06	0.07	0.21	0.17
Professional fees (10)	0.02	0.02	0.02	0.05	0.02
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans (12)	0.12	—	—	0.13	—
Other:
Amortization of identifiable intangible assets (22)	0.04	0.04	0.03	0.11	0.07
Initial provision for credit losses on acquired lending commitments (12)	0.02	—	—	0.02	—
All other acquisition-related expenses (10)	0.02	—	0.03	0.05	—
Total “Other” expense	0.08	0.04	0.06	0.18	0.07
Total expenses related to acquisitions	0.31	0.12	0.15	0.57	0.26
Losses on extinguishment of debt (13)	—	0.48	—	—	0.48
Tax effect of non-GAAP adjustments	(0.07)	(0.15)	(0.04)	(0.14)	(0.18)
Total non-GAAP adjustments, net of tax	0.24	0.45	0.11	0.43	0.56
Adjusted basic (2)	$1.65	$1.94	$1.67	$5.55	$5.29

Diluted	$1.38	$1.45	$1.52	$4.99	$4.61
Impact of non-GAAP adjustments on diluted earnings per common share:
Compensation, commissions and benefits:
Acquisition-related retention (11)	0.07	0.06	0.06	0.19	0.17
Other acquisition-related compensation (10)	0.01	—	—	0.01	—
Total “Compensation, commissions and benefits” expense	0.08	0.06	0.06	0.20	0.17
Professional fees (10)	0.02	0.02	0.02	0.05	0.02
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans (12)	0.12	—	—	0.12	—
Other:
Amortization of identifiable intangible assets (22)	0.04	0.03	0.03	0.11	0.07
Initial provision for credit losses on acquired lending commitments (12)	0.02	—	—	0.02	—
All other acquisition-related expenses (10)	0.02	—	0.03	0.05	0.01
Total “Other” expense	0.08	0.03	0.06	0.18	0.08
Total expenses related to acquisitions	0.30	0.11	0.14	0.55	0.27
Losses on extinguishment of debt (13)	—	0.46	—	—	0.46
Tax effect of non-GAAP adjustments	(0.07)	(0.14)	(0.04)	(0.13)	(0.18)
Total non-GAAP adjustments, net of tax	0.23	0.43	0.10	0.42	0.55
Adjusted diluted (2)	$1.61	$1.88	$1.62	$5.41	$5.16
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2022	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	June 30, 2022	June 30, 2021	March 31, 2022
Total common equity attributable to Raymond James Financial, Inc.	$9,395	$7,863	$8,602
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	1,810	862	1,110
Deferred tax liabilities related to goodwill and identifiable intangible assets, net	(128)	(56)	(88)
Tangible common equity attributable to Raymond James Financial, Inc.	$7,713	$7,057	$7,580
Common shares outstanding (7)	215.5	205.4	207.9
Book value per share (7) (14)	$43.60	$38.28	$41.38
Tangible book value per share (2) (7) (14)	$35.79	$34.36	$36.46

Return on common equity	Three months ended			Nine months ended
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021
Average common equity (23)	$8,999	$7,728	$8,601	$8,711	$7,483
Impact of non-GAAP adjustments on average common equity:
Compensation, commissions and benefits:
Acquisition-related retention (11)	8	6	7	19	16
Other acquisition-related compensation (10)	1	—	—	1	—
Total “Compensation, commissions and benefits” expense	9	6	7	20	16
Professional fees (10)	2	2	3	5	2
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans (12)	13	—	—	7	—
Other:
Amortization of identifiable intangible assets (22)	4	4	3	11	6
Initial provision for credit losses on acquired lending commitments (12)	3	—	—	1	—
All other acquisition-related expenses (10)	2	—	3	4	1
Total “Other” expense	9	4	6	16	7
Total expenses related to acquisitions	33	12	16	48	25
Losses on extinguishment of debt (13)	—	49	—	—	25
Tax effect of non-GAAP adjustments	(8)	(15)	(4)	(12)	(12)
Total non-GAAP adjustments, net of tax	25	46	12	36	38
Adjusted average common equity (2) (23)	$9,024	$7,774	$8,613	$8,747	$7,521

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2022	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Nine months ended
$ in millions	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021
Average common equity (23)	$8,999	$7,728	$8,601	$8,711	$7,483
Less:
Average goodwill and identifiable intangible assets, net	1,460	865	992	1,169	791
Deferred tax liabilities related to goodwill and identifiable intangible assets, net	(108)	(56)	(77)	(86)	(51)
Average tangible common equity (2) (23)	$7,647	$6,919	$7,686	$7,628	$6,743
Impact of non-GAAP adjustments on average tangible common equity:
Compensation, commissions and benefits:
Acquisition-related retention (11)	8	6	7	19	16
Other acquisition-related compensation (10)	1	—	—	1	—
Total “Compensation, commissions and benefits” expense	9	6	7	20	16
Professional fees (10)	2	2	3	5	2
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans (12)	13	—	—	7	—
Other:
Amortization of identifiable intangible assets (22)	4	4	3	11	6
Initial provision for credit losses on acquired lending commitments (12)	3	—	—	1	—
All other acquisition-related expenses (10)	2	—	3	4	1
Total “Other” expense	9	4	6	16	7
Total expenses related to acquisitions	33	12	16	48	25
Losses on extinguishment of debt (13)	—	49	—	—	25
Tax effect of non-GAAP adjustments	(8)	(15)	(4)	(12)	(12)
Total non-GAAP adjustments, net of tax	25	46	12	36	38
Adjusted average tangible common equity (2) (23)	$7,672	$6,965	$7,698	$7,664	$6,781

Return on common equity (15)	13.3%	15.9%	15.0%	16.3%	17.4%
Adjusted return on common equity (2) (15)	15.4%	20.5%	16.1%	17.6%	19.3%
Return on tangible common equity (2) (15)	15.6%	17.7%	16.8%	18.7%	19.3%
Adjusted return on tangible common equity (2) (15)	18.1%	22.9%	18.0%	20.1%	21.4%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2022                                 Footnotes

(1)
Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees and other fees.

(2)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures. Certain non-GAAP financial measures have been adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of our core operating results, such as those related to amortization of identifiable intangible assets arising from acquisitions and acquisition-related retention. Prior periods have been conformed to the current period presentation.

(3)
These metrics include the impact of the acquisition of TriState Capital Holdings, Inc. (“TriState Capital”). As of June 30, 2022, the impact was $9.4 billion on financial assets under management, $14.9 billion on Bank segment total assets, $11.8 billion on bank loans, net, $2 million on nonperforming assets, and $33 million on criticized loans.

(4)
On June 1, 2022, we completed our acquisition of all the outstanding shares of TriState Capital, including its wholly owned subsidiaries, TriState Capital Bank, a Pennsylvania-chartered state bank, and Chartwell Investment Partners, LLC (“Chartwell”), a registered investment adviser. As a result of our acquisition of TriState, we renamed our Raymond James Bank segment to Bank segment, which includes the results of Raymond James Bank and, since June 1, 2022, TriState Capital Bank. TriState Capital Bank will continue to operate as a separately branded firm and as an independently-chartered bank. Chartwell has been integrated into our Asset Management segment and its results of operations have been included in our results prospectively from the closing date of June 1, 2022.

(5)
This metric includes the impact of the transfer of one firm with 166 financial advisors previously affiliated as independent contractors to our Registered Investment Advisor & Custody Services (“RCS”) division during our fiscal third quarter of 2022. Advisors in RCS are not included in the financial advisor count, although their assets are still included in client assets under administration.

(6)	Estimated.

(7)	During our fiscal fourth quarter of 2021 the Board of Directors approved a 3-for-2 stock split, effected in the form of a 50% stock dividend, paid on September 21, 2021. All share and per share information has been retroactively adjusted to reflect this stock split.

(8)	Earnings per common share is computed by dividing net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

(9)
Other revenues included $24 million and $56 million of private equity gains for the three and nine months ended June 30, 2021, respectively, which were included in our Other segment. Of these amounts, $10 million and $20 million for the three and nine months ended June 30, 2021, respectively, were attributable to noncontrolling interests and were offset in Other expenses.

(10)
Beginning with our fiscal third quarter of 2022, we reclassified acquisition-related expenses which were previously reported in “Acquisition-related expenses” on our Consolidated Statements of Income into the respective income statement line items that align to their expense categories, including “Compensation, commissions, and benefits”, “Professional fees” (primarily legal fees), and “Other” expenses. Prior periods have been conformed to the current presentation.

(11)
Includes acquisition-related compensation expenses arising from equity and cash-based retention awards issued in conjunction with our current and prior-year acquisitions. Such retention awards are generally contingent upon the post-closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period.

(12)
Our results for the three and nine months ended June 30, 2022 included an initial provision for credit losses on loans and lending commitments acquired as part of our TriState Capital acquisition of $26 million (included in “Bank loan provision/(benefit) for credit losses”) and $5 million (included in “Other” expense), respectively. These provisions were required under U.S. generally accepted accounting principles to be recorded in earnings in the reporting period following the acquisition date.

(13)
Losses on extinguishment of debt include make-whole premiums, the accelerated amortization of debt issuance costs, and certain legal and other professional fees associated with the redemptions of our $250 million of 5.625% senior notes due 2024 and our $500 million of 3.625% senior notes due 2026 which occurred during our fiscal third quarter of 2021.

(14)	Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(15)	Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income available to common shareholders by average tangible common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income available to common shareholders by adjusted average tangible common equity for each respective period.

(16)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(17)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period. Adjusted total compensation ratio is computed by dividing adjusted compensation, commissions and benefits expense by net revenues for each respective period.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2022                                 Footnotes

(18)	We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and TriState Capital Bank, which are included in our Bank segment, as well as various third-party banks. Fees earned by the Private Client Group on deposits held by our Bank segment are eliminated in consolidation.

(19)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(20)	The average yield is presented on a tax-equivalent basis for each respective period.

(21)
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, certain acquisition-related expenses, and certain corporate overhead costs of RJF, including the interest costs on certain of our public debt.

(22)	Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions.

(23)
Average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by four, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by four. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.